Exhibit 3.24

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

of

Torrance Logistics Company LLC

Dated as of May 7, 2020

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

TORRANCE LOGISTICS COMPANY LLC

A Delaware Limited Liability Company

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF Torrance Logistics Company LLC (together with the Exhibits attached hereto, this “Agreement”), dated as of May 7, 2020, is adopted, executed and agreed to by the Original Member (as defined below) upon the sole Member’s execution of this Agreement.

RECITALS

WHEREAS, Torrance Logistics Company LLC (the “Company”) was formed as a Delaware limited liability company on October 2, 2015 (the “Formation Date”), by the filing of the certificate of formation with the Delaware Secretary of State; and

WHEREAS, the Member now desires to enter into this Agreement to amend the existing limited liability company agreement governing the Company in its entirety as set forth herein.

Section 1. Definitions. Capitalized terms used in this Agreement shall have the meanings given such terms (and grammatical variations of such terms have correlative meanings), as set forth below.

“Act” shall have the meaning assigned such term in Section 2.

“Affiliate” means, with respect to any Person or entity, any other Person or entity Controlling, Controlled by, or under common Control with that first Person or entity.

“Agreement” means this Limited Liability Company Agreement of the Company, together with the exhibits attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bankruptcy” shall have the meaning assigned to such term in Section 12(b).

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on October 2, 2015, as amended or amended and restated from time to time.

“Control” (and its derivatives) means the possession, directly or indirectly, through one or more intermediaries, of (1) (a) in the case of a corporation, limited liability company, partnership, limited partnership or venture, more than 50% of the equity ownership therein; (b) in the case of a trust or estate, including a business trust, more than 50% of the beneficial interest therein; and (c) in the case of any other Person or entity, more than 50% of the economic or beneficial interest therein; and (2) in the case of any Person or entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the Person or entity.

“Dispose” means to sell, assign, transfer, convey, gift, exchange or otherwise dispose of such asset, whether such disposition be voluntary, involuntary or by operation of law.

“Member” means the Original Member and any Person succeeding to the Original Member’s limited liability company interests in the Company.

“Membership Interests” means the limited liability company interests of the Company held by the Member, in its capacity as such, including rights to distributions (liquidating or otherwise), allocations, information, all other rights, benefits and privileges enjoyed by the Member (under the Act, the Certificate of Formation, this Agreement or otherwise) in its capacity as the Member and otherwise to participate in the management of the Company; and all obligations, duties and liabilities imposed on the Member (under the Act, the Certificate of Formation, this Agreement, or otherwise) in its capacity as the Member.

“Original Member” means PBF Holding Company LLC, a Delaware limited liability company.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency, or political subdivision thereof or other entity.

Section 2. Formation. The Company was formed as a Delaware limited liability company by the filing of the Certificate on the Formation Date under and pursuant to the Delaware Limited Liability Company Act (as amended from time to time, the “Act”). Trecia Canty was designated as an “authorized person” within the meaning of the Act, and executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. The Member and the Board of Directors shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

Section 3. Name. The name of the company shall be “Torrance Logistics Company LLC” The Company’s business may be conducted under any other name or names as determined by the Board of Directors.

Section 4. Registered Office; Registered Agent; Principal Office. The registered office of the Company in the State of Delaware shall be the initial registered office designated in the Certificate or such other office (which need not be a place of business of the Company) as the Board of Directors may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent designated in the Certificate or such other Person or Persons as the Board of Directors may designate from time to time in the manner provided by law. The registered office of the Company in the United States shall be at the place specified in the Certificate, or such other place(s) as the Board of Directors may designate from time to time. The Company may have such other offices as the Board of Directors may determine appropriate.

Section 5. Term. The Company commenced on the filing of the Certificate of Formation and shall have a perpetual existence, unless and until it is sooner dissolved in accordance with Section 12 below.

Section 6. Purposes. The purposes and the sole business of the Company will be any activity that lawfully may be conducted by a limited liability company organized pursuant to the Act.

Section 7. Members.

(a) Sole Member. The Original Member is the sole member of the Company and owner of 100% of the Membership Interests in the Company.

(b) Membership Interest Certificates.

(i) Ownership of the Membership Interests may be evidenced by Membership Interest certificates substantially in the form of Exhibit A hereto. The Company may issue one or more certificates to the Member, which certificates need not bear a seal of the Company but shall be signed by any Person authorized by the Original Member to sign such certificates who shall certify the percentage of Membership Interests represented by such certificate. The certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and percentage of Membership Interests. The Original Member may determine the conditions upon which a new certificate may be issued in place of a certificate that is alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of such certificate or its legal representative to give bond, with sufficient surety, to indemnify the Company and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen or destroyed. The Company shall maintain books for the purpose of registering the transfer of limited liability company interests.

(ii) In connection with a transfer in accordance with this Agreement of any limited liability company interests in the Company, the certificate(s) evidencing the limited liability company interests shall be delivered to the Company for cancellation, and the Company shall thereupon issue a new certificate to the transferee evidencing the limited liability company interests that were transferred and, if applicable, the Company shall issue a new certificate to the transferor evidencing any limited liability company interests registered in the name of the transferor that were not transferred. Each certificate shall bear a legend on the reverse side thereof substantially in the following form in addition to any other legend required by law or by agreement with the Company:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).

(iii) Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8 102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

Section 8. Contributions. The Original Member (or a predecessor thereof) has made contributions to the capital of the Company in the amount reflected on the Company’s books and records. Without creating any rights in favor of any third party, the Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

Section 9. Distributions. The Member shall be entitled to (a) receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (b) enjoy all other rights, benefits and interests in the Company. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act.

Section 10. Board of Directors.

(a) Power; Number; Term of Office. As provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in a Board of Directors and, subject to the direction of the Board of Directors, the Officers (as defined below), who shall collectively constitute “managers” of the Company within the meaning of the Act. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board of Directors and the Officers (subject to the direction of the Board of Directors) shall have full power and authority to do all things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company.

(b) Number. The number of directors that shall constitute the whole Board of Directors shall be determined from time to time by the Board of Directors (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). If the Board of Directors makes no such determination, the number of directors shall be not less than one and not more than seven. Each director shall hold office until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be members nor residents of the state of formation of the Company.

(c) Quorum; Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

(d) Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Company, except as otherwise provided by law, in such place or places, within or without the state of formation of the Company, as the Board of Directors may from time to time determine. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in the Chairman of the Board’s absence by the President (should the President be a director), or in the President’s absence by the Vice Chairman of the Board, or by the Board of Directors.

(e) First Meeting. At the first meeting of the Board of Directors in each year at which a quorum shall be present, the Board of Directors shall elect the officers of the Company.

(f) Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by the Chairman of the Board or, in the absence of the Chairman of the Board, by the President (should the President be a director), or in the President’s absence, by the Vice Chairman of the Board, or by the Board of Directors. Notice of such regular meetings shall not be required.

(g) Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President (should the President be a director) or, on the written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours personal, written, facsimile or other electronic-transmission notice to each director. Such notice, or any waiver thereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or this Agreement. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing.

(h) Election of Directors. Each director shall be elected by the Member and shall serve in such capacity until such director’s successor has been elected and qualified or until such director dies, resigns, or is removed.

(i) Removal; Replacement. Any director or the entire Board of Directors may be removed, with or without cause by the Member. If a director dies, resigns or is removed, such director’s replacement shall be selected by the Member.

(j) Vacancies; Increases in the Number of Directors. Vacancies existing on the Board of Directors for any reason and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and any director so chosen shall hold office until the next annual election and until such director’s successor shall have been elected and qualified, or until such director’s earlier death, resignation or removal.

(k) Compensation. Directors and members of standing committees may receive such compensation as the Board of Directors from time to time shall determine to be appropriate, and shall be reimbursed for all reasonable expenses incurred in attending and returning from meetings of the Board of Directors.

(l) Action Without a Meeting; Telephone Conference Meetings.

(i) Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of the state of formation of the Company.

(ii) Subject to the requirement for notice of meetings, members of the Board of Directors or members of any committee designated by the Board of Directors may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone connection or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(m) Approval or Ratification of Acts or Contracts by the Member. The Board of Directors in its discretion may submit any act or contract for approval or ratification the Member and any act or contract that shall be approved or be ratified by the Member shall be valid and binding upon the Company.

(n) Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate committees as it shall see fit consisting of one or more of the directors, one of whom shall be designated chairman of each such committee. Any such committee shall have and may exercise such powers and authority as provided in the resolution creating it and as determined from time to time by the Board of Directors.

Section 11. Officers.

(a) Number, Titles and Term of Office. The Board of Directors may appoint such officers of the Company as the Board of Directors may deem necessary or advisable to manage the day-to-day business affairs of the Company (collectively, the “Officers”). Officers may be given titles or may be designated as “authorized persons.” To the extent authorized by the Board of Directors, any Officer may act on behalf of, bind and execute and deliver documents in the name and on behalf of the Company and its subsidiaries.

(b) Removal. The Board of Directors may, in its sole discretion, remove any Officer with or without cause at any time, subject to any applicable employment agreement.

Section 12. Dissolution.

(a) The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Member may elect. The Company shall also be dissolved, and its affairs shall be wound up, upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (A) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee, or (B) the resignation of the Member and the admission of an additional member of the Company), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (x) to continue the Company and (y) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution. “Bankruptcy” means, with respect to any Person or entity, if such Person or entity (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or entity or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person or entity seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s or entity’s consent or acquiescence of a trustee, receiver or liquidator of such Person or entity or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

(c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(d) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 13. Governing Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section  14. Counterparts. This Agreement may be executed in any number of counterparts (including faxed counterparts) with the same effect as if all signing parties had signed the same document, and all such counterparts shall be construed together and constitute the same instrument.

Section 15. Miscellaneous.

(a) Ratification. The execution and filing with the Delaware Secretary of State of the Certificate of Formation by Adorys Velazquez is hereby ratified and confirmed. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

(b) Assignment. The Member may assign in whole or in part its limited liability company interest in the Company. The transferee of a limited liability company interest in the Company shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If the Member transfers all of its limited liability company interest in the Company, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

(c) Resignation. The Member may not resign or otherwise cease to be a member of the Company unless, prior thereto, a substitute Member has been admitted to the Company by executing an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.

Section 16. Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

Section 17. Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 18. Indemnification. The directors and officers of the Company shall not be liable or accountable in damages or otherwise to the Company for any act or omission done or omitted by such director or such officer in good faith, unless such act or omission constitutes gross negligence, willful misconduct, or a breach of this Agreement on the part of the directors or officers of the Company. The Company shall indemnify the directors or officers of the Company to the fullest extent permitted by law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against the directors or officers of the Company (including, without limitation, reasonable attorneys’ fees and disbursements incurred in the defense thereof) arising out of any act or omission of the directors or officers in connection with the Company, unless such act or omission constitutes bad faith, gross negligence or willful misconduct on the part of the directors or officers of the Company.

[SIGNATURE BEGINS ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

MEMBER:

PBFWR LOGISTICS HOLDING LLC

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Senior Vice President, General Counsel
and Secretary

Signature Page

of LLC Agreement

FORM OF MEMBERSHIP INTEREST CERTIFICATE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).

Membership Interest Certificate in Torrance Logistics Company LLC

Certificate No. [ ]	[100]% of Membership Interests

Torrance Logistics Company LLC, a Delaware limited liability company (the “Company”), hereby certifies that                (the “Holder”) is the registered owner of 100% of the Membership Interests in the Company (the “Membership Interests”). The rights, preferences and limitations of the Membership Interests are set forth in the Second Amended and Restated Limited Liability Company Agreement of the Company, effective as of May 7, 2020, as amended, supplemented or restated from time to time (the “Agreement”), a copy of which is on file at the principal office of the Company.

By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Membership Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company maintains books for the purpose of registering the transfer of Interests.

Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8 102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its authorized officer as of the date set forth below.

Dated:

By:
Name:
Title:

A-1

EXHIBIT B

OWNERSHIP INTERESTS

Person	Ownership Interest Owned
PBFWR LOGISTICS HOLDING LLC	100%

B-1